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                                                                      Exhibit 15


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 12, 1999, except for the information in Note 9 as to which the date is February 17, 2000, on our review of the interim consolidated financial information of Too, Inc. (the "Company") as of and for the thirteen and thirty-nine week periods ended October 30, 1999 and included in this quarterly report on Form 10-Q/A for the thirteen weeks then ended is incorporated by reference in the Company's Registration Statements on Form S-8, registration nos. 333-89529, 333-89533, 333-93717 and 333-93715.
Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a report or a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/PricewaterhouseCoopers L.L.P

PricewaterhouseCoopers L.L.P

Columbus, Ohio
April 6, 2000